UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 4, 2017

FIRST FOODS GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	333-206260	47-4145514
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

720 Monroe Street, Suite E210, Hoboken, NJ 07030

(Address of principal executive offices)

(201) 471-0988

(Registrant's telephone number, including area code)

____________________________________________

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 5, 2017, First Foods Group, Inc. (the “Company”), terminated the engagement of Pinaki & Associates LLC (“Pinaki”). The auditor reports by Pinaki contained in the financial statements of the Company for the years ended December 31, 2016 and December 31, 2015, filed as part of the annual reports on Form 10-K for the year ending December 31, 2016 and December 31, 2015, did not contain an adverse opinion or disclaimer of opinion or were qualified or modified as to uncertainty, audit scope or accounting principles, other than as related to the Company’s ability to continue as a going concern. There had been no disagreements with Pinaki on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure from inception on June 1, 2015 to December 31, 2016, nor from December 31, 2016 through April 5, 2017

On April 4, 2017, the Company engaged CohnReznick LLP as its independent accountant to provide auditing services for going forward for the Company. Prior to such engagement, the Company had no consultations with CohnReznick LLP. The decision to hire CohnReznick LLP was approved by the Company’s Board of Directors.

On April 5, 2017, the Company provided Pinaki with its disclosures in the Current Report on Form 8-K disclosing the dismissal of Pinaki and requested in writing that Pinaki furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures. Despite its best efforts, the Company was unable to obtain the requested letter, in a timely manner, addressed to the Securities and Exchange Commission stating whether or not they agree with such disclosures.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Foods Group, Inc.

Date: April 11, 2017	By:	/s/ Harold Kestenbaum
	Name:	Harold Kestenbaum
	Title:	Chief Executive Officer

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